UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 28, 2005

Trinity3 Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26651 (Commission File Number)	65-0884085 (I.R.S. Employer Identification No.)

1920 Main Street, Suite 980 Irvine, California 92614 (Address of principal executive offices) (zip code)

(949) 910-2383 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Appointment of New Director

On February 28, 2005, we appointed the following individual to our Board of Directors:

Jeffrey S. Willmann, 36, joined our Board of Directors in February 2005 and brings a vast knowledge of the healthcare industry. Currently he serves as acting Chief Financial Officer to LightBridge Hospice, Inc. of San Diego, outside Board Consultant to Family Choice Health Plan of Michigan, and outside Consultant to Sharp Health Plan of San Diego. From 2001 to 2003, Mr. Willmann served as Vice President and Chief Financial Officer of Sharp Health Plan, San Diego (a subsidiary of Sharp HealthCare) where revenue more than doubled under his tenure. Prior to Sharp, Mr. Willmann was a co-founder of Trinity Health Ventures, Inc., where he served as President and Chairman of the Board from 1997 to 2001, before a successful sale of the company in 2001 to Odyssey Healthcare (ODSY), a publicly traded healthcare conglomerate with a market capitalization of $400 million. Prior to Trinity Health Ventures, Inc., Mr. Willmann had been associated with healthcare industry leaders FHP, Inc. (merged into Pacificare, [PHS], 1997) from 1996 to 1997; Aetna U.S. Healthcare [AET] from 1995 to 1996; and Health Choice Arizona (formerly part of Tenet Healthcare) from 1991 to 1995. Mr. Willmann graduated from Arizona State University in 1993 with a Master of Health Service Administration degree (MHSA); and from Concordia College, Moorhead, Minnesota with a Bachelor of Arts degree (BA) in Hospital & Business Administration, 1991, Cum Laude Honors.

Mr. Willmann is currently a consultant to our company, assisting us with identifying potential acquisition targets, assisting with the development of new business, and client expansion. His consulting agreement is for a term of four (4) years, and can be terminated by either party. Mr. Willmann’s compensation under the agreement consists of warrants to purchase 300,000 shares of our common stock at $0.06 per share, vesting at the rate of one-fourth (1/4th) per year.

Mr. Willmann is also the holder of a promissory note from us payable in the principal amount of $50,000 on the earlier of (i) the approval of repayment by our Board of Directors, or (ii) the closing of a round of equity or debt financing by us in a gross amount equal to $200,000 or more.

EXHIBITS

Item No.	Description

10.1 (1)	Consulting Agreement by and between Trinity3 Corporation and Jeffrey S. Willmann dated December 10, 2004

10.2 (1)	Trinity3 Corporation Warrant dated December 10, 2004

10.3	Promissory Note dated December 10, 2004

(1)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on December 16, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity3 Corporation, a Delaware corporation

By:	/s/ Steven D. Hargreaves
Steven D. Hargreaves
President and Chief Financial Officer

Date: March 2, 2005	By:	/s/ Shannon T. Squyres
Shannon T. Squyres
Chief Executive Officer and Secretary